QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

April 9, 2008

To Our Stockholders:

        You are cordially invited to attend the annual meeting of the stockholders of Comfort Systems USA, Inc., which will be held on Friday, May 16, 2008 at the Hotel Granduca, 1080 Uptown Park Boulevard, Houston, TX 77056 at 10:00 a.m.

        Information about the meeting is presented on the following pages. At this meeting you are being asked to elect directors to serve until the next annual meeting; to ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2008; to approve the Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors; and to approve the 2008 Senior Management Annual Performance Plan.

        Please read the proxy statement, which presents important information about the Company and each of the items being presented for shareholder vote. Whether or not you intend to be present in person, when you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope so that your shares will be represented.

        We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

Sincerely yours,

WILLIAM F. MURDY Chairman of the Board and Chief Executive Officer

COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2008

        Notice is hereby given that the 2008 Annual Meeting of Stockholders (the "Annual Meeting") of Comfort Systems USA, Inc., a Delaware corporation, (the "Company") will be held at the Hotel Granduca, 1080 Uptown Park Boulevard, Houston, TX 77056 at 10:00 a.m., on Friday, May 16, 2008 for the following purposes:

  1.
  To elect eight (8) directors to serve until the 2009 Annual Meeting of Stockholders;

  2.
  To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2008;

  3.
  To approve the Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors;

  4.
  To approve the 2008 Senior Management Annual Performance Plan; and

  5.
  To transact any other business that may properly come before the Annual Meeting.

        We are not aware of any other business to come before the Annual Meeting. Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 31, 2008 are entitled to notice of and to vote at the Annual Meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By Order of the Board of Directors,

TRENT T. MCKENNA Corporate Secretary

Houston, Texas
April 9, 2008

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE EITHER FOLLOW THE DIRECTIONS FOR PHONE OR INTERNET VOTING ON YOUR PROXY BALLOT OR PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

COMFORT SYSTEMS USA, INC.

Annual Meeting of Stockholders
May 16, 2008

PROXY STATEMENT
GENERAL MEETING INFORMATION

Why am I receiving this proxy statement?

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Comfort Systems USA, Inc. (the "Company") for the 2008 Annual Meeting of Stockholders (the "Annual Meeting"), to be voted at the Annual Meeting. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 9, 2008.

When and where is the 2008 Annual Meeting of Stockholders?

        The Annual Meeting will be held at the Hotel Granduca, 1080 Uptown Park Boulevard, Houston, TX 77056 at 10:00 a.m. on Friday, May 16, 2008, and at any reconvened meetings after any adjournments thereof.

Who can vote?

        The holders of record of shares of the common stock, $.01 par value per share (the "Common Stock") of the Company at the close of business on March 31, 2008 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting.

How do I vote?

        If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy. You may vote by proxy by either providing your voting instructions by Internet; by telephone; or by signing, dating and returning a proxy card. The instructions for each method of voting are on the proxy ballot card.

        If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification you should bring both an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

What are the voting rights of holders of Common Stock?

        Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting.

What are my voting choices and what is the required vote?

        By giving us your proxy, you authorize the persons named on the proxy card to vote your shares at the 2008 Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.

Proposal 1:    Election of Directors

        In the vote on the election of director nominees to serve until the 2009 Annual Meeting, stockholders may:

  (a)
  vote for the nominees;

  (b)
  vote to withhold authority for the nominees; or

  (c)
  vote for the nominees except specific nominations.

        The Board recommends a vote FOR the nominees. If a quorum is present, the eight nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting or at any adjournments or postponements thereof will be elected. As a result, a vote to withhold authority will have no effect on the outcome.

Proposal 2:    Ratification of Auditors

        In the vote on whether to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2008, stockholders may:

  (a)
  vote for ratification;

  (b)
  vote against the ratification; or

  (c)
  abstain from voting on the ratification.

        The Board recommends a vote FOR this proposal. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of the independent auditors. Abstaining from voting on this matter will have the effect of a vote against ratification of the appointment of the independent auditors.

Proposal 3:    Approval of the Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors

        In the vote on whether to approve the Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors, stockholders may:

  (a)
  vote for approval;

  (b)
  vote against approval; or

  (c)
  abstain from voting for approval.

        The Board recommends a vote FOR this proposal. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the plan. Abstaining from voting on this matter will have the effect of a vote against approval of the plan.

Proposal 4:    Approval of the 2008 Senior Management Annual Performance Plan

        In the vote on whether to approve the 2008 Senior Management Annual Performance Plan stockholders may:

  (a)
  vote for approval;

  (b)
  vote against approval; or

  (c)
  abstain from voting for approval.

        The Board recommends a vote FOR this proposal. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the plan. Abstaining from voting on this matter will have the effect of a vote against approval of the plan.

What constitutes a quorum?

        A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company's Bylaws, a majority of the voting power of shares entitled to cast votes on a particular matter, present in person or represented by proxy, constitutes a quorum as to that matter. As of the Record Date, 40,006,252 shares of Common Stock representing the same number of votes, were outstanding. Therefore, the presence of holders of Common Stock representing at least 20,003,127 votes will be required to establish a quorum.

What is a broker non-vote?

        If you do not hold your shares directly in your own name, but instead hold them in the name of a bank, broker or other holder of record, and you do not give instructions to your holder of record on how you want your shares voted, and the holder of record either exercises its discretionary authority under the rules of the New York Stock Exchange ("NYSE") to vote on one or more, but not all, of the proposals or the holder of record has no discretion under these rules to vote on the proposal a "broker non-vote" occurs. Therefore, if you do not give your broker, bank or other holder of record specific voting instructions, your shares may not be voted on such proposals and will not be counted in determining the number of shares necessary for approval of these matters. Shares represented by "broker non-votes" will, however, be counted in determining if a quorum is present.

What are routine matters?

        The election of directors and the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2008 are routine matters on which brokers may vote even if they have not received instructions from their customers.

What are non-routine matters?

        The approval of the Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors and the 2008 Senior Management Annual Performance Plan are non-routine matters on which brokers may not vote if they have not received instructions from their customers.

What does discretionary authority mean?

        If you are a registered stockholder and sign and return your proxy card without making any specific selections, the persons named on the proxy will vote your shares FOR the nominees listed in Proposal 1; FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2008 in Proposal 2; and FOR the approval of Proposals 3 and 4.

Can I change my vote after I return my proxy card?

        Yes. A proxy may be revoked by a registered stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person.

        If your stock is held in street name, you must follow the instructions of the broker, bank or nominee as to how to change your vote.

Who pays to prepare, mail and solicit the proxies?

        The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail and telephone. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

        Votes cast by proxy or in person at the Annual Meeting will be counted by two persons appointed by the Company to act as election inspectors for the Annual Meeting. In the absence of contrary instructions, the persons named as proxies will vote FOR all nominees for director listed in Proposal 1; FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for the year ending December 31, 2008 in Proposal 2; FOR the approval of the Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors in Proposal 3; and FOR the approval of the 2008 Senior Management Annual Performance Plan in Proposal 4.

Could other matters be decided at the Annual Meeting?

        We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposals 1, 2, 3, and 4. Should any other business come before the Annual Meeting, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the New York Stock Exchange's rules on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I find the Company's governance documents, such as the Company's Governance Standards; Board Committee Charters; Company Independence Standards; and the Company's Code of Ethics and Compliance Policy?

        All these documents can be found in the "Governance" section of our website—http://www.comfortsystemsusa.com. Please note that documents and information on our website are not incorporated herein by reference. These documents are also available in print by writing to the Office of the General Counsel, 777 Post Oak Boulevard, Suite 500, Houston, TX 77056.

How can I receive a copy of the Annual Report?

        The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the Company's year ended December 31, 2007, accompanies this proxy statement and may also be accessed through our website—http://www.comfortsystemsusa.com.

Where can I find the voting results of the Annual Meeting?

        Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008, which we file with the United States Securities and Exchange Commission (the "SEC") and make available on our website—http://www.comfortsystemsusa.com.

When and where will a list of stockholders be available?

        A list of stockholders of record will be available for examination at the Company's office during ordinary business hours for a period of ten days prior to the Annual Meeting.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Board of Directors

        Eight directors will be elected at the Annual Meeting to serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in May of 2009.

Information with Respect to Nominees for Director

        The nominees for election at the Annual Meeting are William F. Murdy, Darcy G. Anderson, Herman E. Bulls, Alfred J. Giardinelli, Alan P. Krusi, Franklin Myers, James H. Schultz, and Robert D. Wagner, Jr. (collectively the "Nominees").

        If elected, each nominee director has agreed to serve for a term of one year expiring at the 2009 Annual Meeting of Stockholders. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

  Nominees

        Set forth below are the names, ages as of March 31, 2008, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies of which each is presently serving as a director:

WILLIAM F. MURDY, 66
Director, Chairman of the Board and Chief Executive Officer

        William F. Murdy, has served as our Chairman of the Board and Chief Executive Officer since June 2000. Prior to this he was President and Chief Executive Officer of Club Quarters, a privately-owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly-traded commercial landscape and tree services company. LandCare USA was acquired in July 1999 by another publicly-traded company specializing in services to commercial facilities and homeowners. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment and Development Company, a privately-held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President, among other positions, of Pacific Resources, Inc., a publicly-traded company involved primarily in petroleum refining and marketing. Mr. Murdy also serves on the Board of Directors of UIL Holdings Corporation and Kaiser Aluminum Corporation. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

DARCY G. ANDERSON, 51
Director

        Darcy G. Anderson has served as a Director of the Company since March 2008. Mr. Anderson has served as Chief People Officer and Vice President for Perot Systems Corporation, an information technology services and consulting firm, since November 2000. Prior to joining Perot Systems, Mr. Anderson held various positions at Hillwood Development Corporation since 1987, including Senior Vice President for Corporate Affairs and Chief Operating Officer. Mr. Anderson also served as president of Hillwood Urban, overseeing all of the operations and development for the company's Victory project and the new American Airlines Center in downtown Dallas. He also served in various leadership roles for the Perot '92 Presidential Campaign. Mr. Anderson joined Electronic Data Systems (EDS) in 1983 working in recruiting management. Prior to his employment with EDS, Mr. Anderson completed five years of active duty in the United States Army Corp of Engineers. He is a member of the Board of Managers for the Texas Heart Hospital Baylor Plano and a Director for the West Point Associates of Graduates (WPAOG). Mr. Anderson is a graduate of the United States Military Academy at West Point.

HERMAN E. BULLS, 52
Director

        Herman E. Bulls has served as a Director of the Company since February 2001. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as CEO, Public Institutions of Jones Lang LaSalle, an international full service real estate firm. Mr. Bulls is also President and CEO of Bulls Capital Partners, a joint venture between Bulls Multifamily, LLC and Sun Trust Bank, which provides multifamily finance under the Fannie Mae Delegated Underwriting and Servicing (DUS®) program. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of Green Park Financial, one of the nation's largest Fannie Mae multi-family lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full service real estate firm. From 1989 until 1998 he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle he served over eleven years of active duty service with the United States Army. Mr. Bulls currently holds the rank of Colonel in the Army reserve. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

ALFRED J. GIARDINELLI, JR., 60
Director

        Alfred J. Giardinelli, Jr., one of the original founders of the Company, has served as a Director of the Company since June 1997. Since 1982, Mr. Giardinelli has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company. Mr. Giardinelli is a graduate of Florida State University.

ALAN P. KRUSI, 53
Director

        Alan P. Krusi has served as a Director of the Company since March 2008. Mr. Krusi has served as President of Earth Tech, Inc., an engineering, consulting and construction services firm owned by Tyco International since 2003. From 2002 to 2003, Mr. Krusi served as CEO of RealEnergy, Inc., a company providing on-site cogeneration to commercial and industrial customers. From 1999 to 2002, Mr. Krusi served as President of the Construction Services division of URS Corporation, where he oversaw an international construction services business specializing in construction management and program management of large public infrastructure projects. Prior to his employment with URS, and over a period of 22 years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. Mr. Krusi is a graduate of the University of California at Santa Barbara and is a Registered Geologist, Certified Engineering Geologist and Licensed General Contractor in the state of California.

FRANKLIN MYERS, 55
Director

        Franklin Myers has served as a Director of the Company since May 2005. Mr. Myers has served as Senior Advisor for financial and M&A matters for Cameron International Corporation, a global provider to the oil & gas and process industries, since April 2008. Prior to this, Mr. Myers served as the Senior Vice President of Finance and Chief Financial Officer of Cameron International Corporation, since 2003. From

1995 to 2003, Mr. Myers served at various times as Senior Vice President and President of a division within Cooper Cameron Corporation as well as General Counsel and Secretary. Prior to joining Cooper Cameron Corporation in 1995, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated, and an attorney and partner at the law firm of Fulbright & Jaworski. Mr. Myers currently serves on the Board of Directors of Input/Output, Inc. and Ion Geophysical Corporation. Mr. Myers holds a Bachelor of Science, Industrial Engineering, from Mississippi State University and a J.D. degree, with honors, from the University of Mississippi.

JAMES H. SCHULTZ, 59
Director

        James H. Schultz has served as a Director of the Company since November 2002. He retired from the American Standard Companies in 2001, where he had worked for 31 years. Mr. Schultz had been President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, since 1998 and prior to that time he had served in various other capacities, including Executive Vice President. From 2006 to 2008, Mr. Schultz served on the Board of Directors for Goodman Global, Inc. Mr. Schultz has been Chair and a Board member of the Air Conditioning and Refrigeration Institute, and serves on The Engineering College Industry Advisory Board. Mr. Schultz is also a Board Member for Twin City Fan and he currently serves on the Iowa State University Engineering College and Industry Advisory Board. Mr. Schultz is a graduate of Iowa State University.

ROBERT D. WAGNER, JR., 66
Director

        Robert D. Wagner, Jr. has served as a Director of the Company since April 2001. He is currently a Principal and Advisory Director of Rivington Capital Advisors LLC, which provides advisory services and private equity and debt placement for independent oil and gas producers. From May 1999 to March 2001, he served as a Managing Director of Arthur Andersen's Global Energy Corporate Finance Group. Prior to joining Arthur Andersen, from July 1998 to April 1999, Mr. Wagner was a Managing Director and Partner of M2 Capital Partners, a merchant banking firm specializing in private equity investment and financial advisory with the oil and gas exploration and production sector. From 1989 to June 1998, Mr. Wagner was a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. Prior to his employment with Bankers Trust/BT Alex Brown, Mr. Wagner was Executive Vice President of First City National Bank of Houston's energy division, and later, the special loans division. Mr. Wagner is a graduate of Holy Cross College and the Graduate School of Business at New York University.

The Board of Directors recommends that stockholders vote FOR the Directors listed above in Proposal Number 1.

Meetings of the Board of Directors and Committees

        During the year ended December 31, 2007, the Board of Directors of the Company held four regular meetings and four special meetings. At each regularly scheduled meeting of the Board of Directors, the non-management directors met separately from management in executive session under the direction of Mr. Franklin Myers, the Chair of the Audit Committee. All members of the Board of Directors are encouraged to attend the Company's annual meeting; all members of the Board of Directors were in attendance at last year's annual meeting. The Board of Directors has determined that the Chair of the Audit Committee will preside at all executive sessions. Additional information regarding the determination of director independence is set forth below under "Corporate Governance—Independence." Each director attended at least 75% of the meetings of the Board and the Board committees of which he is a member that took place during his term of office.

        The Board of Directors has established an audit committee, a compensation committee, a finance committee, and a governance and nominating committee. Each of these committees and their members are described below. The Board of Directors has adopted a written charter for each of these committees, together with Corporate Governance Guidelines and Director Independence Standards; copies of the Corporate Governance Guidelines and each committee's charter are available on the Company's website at: http://www.comfortsystemsusa.com, and a paper copy can be obtained by writing to Comfort Systems USA, Inc., Office of the General Counsel, 777 Post Oak Blvd., Suite 500, Houston, TX 77056.

        Audit Committee.    The audit committee, which held eight regular meetings during 2007, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the audit committee deems appropriate. In addition, the audit committee reviews the performance and retention of the Company's independent auditors and reviews with management such matters relating to compliance with corporate policies, as the audit committee deems appropriate. The audit committee reviews and reassesses the adequacy of its charter every year, and it has done so for 2008.

        The members of the audit committee were Messrs. Myers, Schultz and Wagner. None of the audit committee members is currently an executive officer or employee of the Company, nor has any been such at any time while serving on the audit committee. The Board of Directors has determined that the committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards, the Company's Director Independence Standards (discussed herein at "Corporate Governance—Independence") and the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, each member of the audit committee is financially literate, as determined by our Board of Directors in its business judgment. The Board of Directors has determined, based on accounting or related financial management expertise, that each of Messrs. Myers, Schultz, and Wagner are "audit committee financial experts."

        Compensation Committee.    The compensation committee, which held five regular meetings and one special meeting during 2007, establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues, with the sole exception of succession related to the Company's Chief Executive Officer, which is addressed by the governance and nominating committee. The compensation committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards. The members of the compensation committee were Messrs. Bulls, Myers and Schultz. None of these persons is currently an executive officer or employee of the Company, nor has any been such at any time while serving on the compensation committee. The compensation committee has the authority to hire a professional consultant to review and analyze the Company's compensation programs. In 2007, the compensation committee retained Towers, Perrin, Forster & Crosby, Inc. (Trading as "Towers Perrin") to provide analysis of the Company's existing compensation programs; further, as discussed below in the section titled "Compensation Discussion and Analysis" the compensation committee does consult with executive management in developing compensation plans for the Company. The Board of Directors has determined that the compensation committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards, the Company's Director Independence Standards and the rules and regulations under the Securities Exchange Act.

        Governance and Nominating Committee.    The governance and nominating committee, which held three regular meetings and one special meeting during 2007, evaluates the structure and membership of the Board of Directors, evaluates candidates for nomination to the Board of Directors as appropriate with an emphasis on diversity of viewpoint and professional experience, reviews the compensation structure for the non-employee directors and the frequency and content of meetings, establishes and reviews the Company's succession plan in regard to the succession of the Company's Chief Executive Officer, and makes recommendations to the Board of Directors on all such matters. Directors are nominated or elected by the Board of Directors, and stockholders may nominate directors as described further in "Corporate

Governance—Director Nomination by Stockholders." The Committee identifies candidates for director through a variety of formal and informal channels. The Committee has the authority to hire a professional search firm to help identify candidates with specific qualifications, although it has no current engagement with any such firm. In 2007, the governance committee's search for new directors to join the Company's Board of Directors culminated in the appointment of Messrs. Anderson and Krusi to the board. The members of the governance and nominating committee are Messrs. Wagner, Bulls, and Schultz. The Board of Directors has determined that the Governance and Nominating Committee consists entirely of directors who meet the independence requirements of the rules and regulations of the New York Stock Exchange, the Company's Director Independence Standards and the rules and regulations under the Exchange Act.

        Finance Committee.    The finance committee, which held no meeting in 2007, is empowered by the Board of Directors to consult with management and give guidance to the Board of Directors on all matters pertaining to the Company's capital structure and certain acquisitions the Company considered in 2007. The members of the finance committee are Messrs. Murdy, Myers and Wagner.

Corporate Governance

        The Company's Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which practices the Board and management believe promote this purpose, are sound and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company's Corporate Compliance Policy ("Compliance Policy") as the principles of conduct of the Company's business affairs to benefit its stockholders, which guidelines conform to the NYSE corporate governance listing standards and SEC rules. The Compliance Policy is posted under the "Governance" tab of the Company's website at http://www.comfortsystemsusa.com and is also available upon request to the Company's Corporate Secretary.

  Code of Ethics and Corporate Governance Principles

        In 1997, the year the Company was formed, it adopted a written code of ethics—the Corporate Compliance Policy: Standards and Procedures Regarding Business Practices ("Corporate Compliance Policy"). That policy, with subsequent amendments, continues and applies to the Company's directors, officers and employees who are subject to disciplinary action, including termination, for violations of the policy. The policy forms the basis of the Company's ethics and compliance program and covers a wide range of areas. Many Company policies are summarized in the Corporate Compliance Policy including conflict of interest, insider trading, confidentiality, and compliance with all laws and regulations applicable to the conduct of the Company's business. The Corporate Compliance Policy is published on the Company's website at http://www.comfortsystemsusa.com, and a paper copy may be obtained in writing to Comfort Systems USA, Inc., Office of the General Counsel, 777 Post Oak Boulevard, Suite 500, Houston, TX 77056. Any amendments to the Corporate Compliance Policy or the grant of a waiver from a provision of the policy requiring disclosure under applicable SEC rules will be properly disclosed to the public.

  Independence

        The Company has adopted Director Independence Standards to assist it in making determinations regarding the independence of the members of the Board of Directors. The criteria are consistent with the New York Stock Exchange listing standards regarding director independence. For a director to be considered independent, the Board of Directors must determine that the director does not have a material relationship, directly or indirectly with the Company. The Company's Director Independence Standards are published on the Company's website at http://www.comfortsystemsusa.com, and a paper copy may be obtained in writing to Comfort Systems USA, Inc., Office of the General Counsel, 777 Post Oak Boulevard, Suite 500, Houston, TX 77056.

        The Company's Board of Directors has considered the independence of its members in light of the Company's Director Independence Standards and the rules and regulations under the Exchange Act, including each director's affiliations and relationships, and has determined that Messrs. Anderson, Bulls, Krusi, Myers, Schultz, and Wagner, who together constitute a majority of the Board, qualify as independent directors of the Company. As already indicated, the Board of Directors has also determined that all members of the audit committee qualify as independent in accordance with the audit committee requirements of the rules and regulations of the New York Stock Exchange, the Company's Director Independence Standards and the rules and regulations under the Exchange Act.

  Operators as Advisory Directors

        In 2007, the Company's Board of Directors invited two of the Company's most accomplished subsidiary presidents to attend meetings of the Board of Directors of the Company. These subsidiary presidents are: Katherine Teitel and Joseph Nichter, Jr. Ms. Teitel is the President of Hess Mechanical Corporation and Mr. Nichter is the President of Tri-City Mechanical, Inc. In these roles Ms. Teitel and Mr. Nichter provide the board insight into the daily operations of the Company, as well as providing a link to current industry trends. As employee advisors to the board of directors, Ms. Teitel and Mr. Nichter are not afforded the right to cast binding votes during meetings of the board of directors, and as advisors to the board of directors they do not have a significant policy-making function.

  Director Nomination by Stockholders

        The Board of Directors will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit one candidate for consideration in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals." Stockholders wishing to recommend a candidate must submit the recommendation to the governance and nominating committee c/o the General Counsel, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056. If a nominating stockholder is not a record holder, the shareholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all information about the candidate that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: (a) independent under the independence requirements of the New York Stock Exchange rules and the Company's Director Independence Standards, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code;

  •
  Consent to serve on the Board of Directors, if nominated and elected; and

  •
  Agree to complete, upon request, a customary director's or officer's questionnaire.

        The governance and nominating committee will evaluate any stockholder recommended candidate to determine whether he or she is highly qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the committee recommends individuals who have a general management focus, have specialization in the Company's principal business activities or finance, have significant experience in issues encountered by public companies and who could contribute to the diversity of the Board. The Committee evaluates stockholder recommended candidates in the same way it evaluates candidates proposed from other sources.

  Communications with the Board of Directors

        Stockholders and other interested parties may communicate directly with the Board of Directors by writing to the "Board of Directors, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500,

Houston, Texas 77056." The Chairman of the Company's Board of Directors will review these communications and will determine appropriate steps to handle them. A shareholder wishing to communicate directly with the non-management members of the Board may address the communication to "Non-Management Directors, c/o Board of Directors" at the same address above. These communications will be handled by the Chair of the audit committee, who is currently designated to preside at the meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of Directors, at the address listed herein.

Director Compensation for 2007

        Each director who is not an employee of the Company or one of its subsidiaries receives a quarterly retainer of $7,500 ($8,500 if the director is the chair of a committee; $10,000 if the director is the audit committee chair). The meeting attendance fees are $3,000 for attendance at each Board of Directors meeting, $2,000 for each committee meeting (unless held on the same day as a Board of Directors meeting or other committee meeting, in which case the director is only paid for one of the meetings occurring on that date), and $1,000 for each telephonic meeting or telephonic attendance at a meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

        In addition, the Company's 2006 Stock Options/SAR Plan for Non-Employee Directors (the "2006 Directors' Plan"), which was adopted by the board of directors and approved by the Company's stockholders in May of 2006, currently provides that each non-employee director who has served since at least the previous annual meeting and is continuing in office and each newly-elected non-employee director will be awarded an option award consisting of the right to purchase 10,000 shares. All options granted pursuant to the 2006 Directors' Plan have an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant, are vested one year after grant, and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Company's Board of Directors has adopted certain stock ownership requirements. Pursuant to the ownership requirements, directors are required to own not less than 1,000 shares of stock within ninety days of their initial election as a director; directors are also required to own not less than 10,000 shares by the later of November 16, 2008 or the second anniversary of the director's election and 20,000 shares by the later of November 16, 2010 or the fourth anniversary of the director's election. All directors are currently in compliance with these ownership requirements.

        The 2006 Directors' Plan has been amended and restated, subject to approval of the stockholders, to provide for grants of restricted stock. Under the amended and restated 2006 Non-Employee Directors' Plan, in lieu of the previously authorized 10,000 options that directors received in prior years, annual grants of 5,000 shares of Restricted Stock, vesting immediately upon grant would be made to each non-employee director who is continuing in office and each newly-elected non-employee director. See Proposal Number 3.

        Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's directors during the fiscal year ended 2007.

Name(1)	Director Fees Earned or Paid in Cash ($)	Stock Awards ($)	Director Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Darcy G. Anderson	0	0	0	0	0	0
Herman E Bulls	$61,000	0	$58,900	0	0	$119,900
Alan P. Krusi	0	0	0	0	0	0
Franklin Myers	$66,000	0	$58,900	0	0	$124,900
James H. Schultz	$57,000	0	$58,900	0	0	$115,900
Robert D. Wagner, Jr.	$59,000	0	$58,900	0	0	$117,900

(1)
Messrs. Murdy and Giardinelli also serve as members of the Board, but as employees of the Company, they do not receive any additional compensation for such service. Further, Ms. Teitel and Mr. Nichter, as advisors to the Board, receive no compensation for their service.

(2)
Stock option grants were made on May 17, 2007 at an exercise price of $13.51 per share and a FAS 123(R) value of $5.89 per share. The value shown is what is included in the Company's financial statements per FAS 123(R). See the Company's annual report filed on Form 10-K for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation.

(3)
The Company maintains a visiting director's office for all members of the Board of Directors at its corporate offices in Houston, Texas. The office is available on a first-come-first-served basis for all directors. In accordance with SEC regulations, perquisites that in the aggregate total less than $10,000 are not required to be disclosed.

PROPOSAL NUMBER 2
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has re-appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2008, subject to ratification by the Company's stockholders. Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 2007.

        We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

        The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2008. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but it still may decide to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and its stockholders' best interests.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2008. Ernst & Young LLP acted as independent auditors for the Company for the year ended December 31, 2007. Fees to the Company and its subsidiaries for professional services rendered by Ernst & Young LLP during 2007 and 2006 were as follows:

Description	2007	2006
Audit Fees	$1,602,529	$1,510,026
Audit-Related Fees	—	—
Tax Fees	69,237	12,749
All Other Fees	1,624	3,500

        In 2006 and 2007, services under the caption "Tax Fees" consisted principally of fees related to tax advice; services under the caption "All Other Fees" consisted principally of a subscription to accounting research software.

        The Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company's independent auditor to the Company, pursuant to which the audit committee will review for approval each particular service expected to be provided by the independent auditor, and in that connection will be provided with sufficient detailed information so that the audit committee can make well-reasoned assessments of the impact of the services on the independence of the auditor. Further, in 2007 one hundred percent of all fees paid to the Company's auditors were approved by the audit committee. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, and fees resulting from changes in the scope, structure, or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, and tax advice), and other services (services permissible under the SEC's auditor independence rules, typically routine and recurring type services that would not impair the independence of the auditor).

The Board of Directors recommends that
stockholders vote FOR Proposal Number 2.

PROPOSAL NUMBER 3
APPROVAL OF AMENDED AND RESTATED
2006 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

        On March 27, 2008, the Board of Directors unanimously approved the 2006 Amended and Restated Equity Compensation Plan for Non-Employee Directors (the "Amended Directors Plan"), an amendment and restatement of the 2006 Stock Option/SAR Plan for Non-Employee Directors (the "2006 Directors Plan"), originally adopted by the Board of Directors on March 9, 2006 and approved by the Company's stockholders in May of 2006. The key change accomplished by adoption of the Amended Directors Plan is that the participating directors will cease receiving an annual grant of 10,000 options and will instead receive 5,000 shares of restricted stock. The Amended Directors Plan is subject to approval by the Company's stockholders, in accordance with applicable law and the listing standards of the NYSE. The following description is a summary of the material features of the Amended Directors Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the Amended Directors Plan, which is attached hereto as Appendix A. The Amended Directors Plan is not required to be qualified under Section 401 of the Internal Revenue Code (the "Code") nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. The Board of Directors recommends a stockholder vote FOR the approval of the Amended Directors Plan.

Summary of the Amended Directors Plan

        Purpose.    The purpose of the Amended Directors Plan is to advance the interests of the Company by more closely aligning the proprietary interest of non-employee members of the Company's Board of Directors with the Company's stockholders. The Committee also believes that over time this change is likely to reduce Company expense and is likely to result in less stockholder dilution. To this end, the Amended Directors Plan permits us to replace our annual grants of options with smaller awards of restricted stock.

        Administration.    The Committee will be the administrator of the Amended Directors Plan. The administrator will select the participants and set the terms and conditions of all awards. Subject only to the limitations provided in the Amended Directors Plan, the administrator has discretionary authority to administer the issuance of awards granted to such participants as are eligible to receive awards; to prescribe the form or forms of instruments evidencing awards and any other instruments required under the Amended Directors Plan and to change such forms from time to time; to adopt, amend and rescind rules and regulations for the administration of the Amended Directors Plan; and to interpret the Amended Directors Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Amended Directors Plan. Such determinations of the Committee will be conclusive and will bind all parties.

        Eligibility and Participation.    Directors eligible to receive Awards under the Amended Directors Plan are those directors who are not current or former employees of the Company or any subsidiary or other affiliate of the Company; there are six directors who are in this class.

        Effective Date and Term.    The effective date of the amendments to the 2006 Directors Plan is the date the Amended Directors Plan is approved by the stockholders. No awards may be granted under the Amended Directors Plan more than ten years after the effective date of the 2006 Directors Plan (though previously granted awards may remain outstanding in accordance with their terms).

Shares Subject to the Amended Directors Plan

        Number of Shares.    If Proposal Number 3 is approved, the aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the 2006 Directors Plan and the Amended Directors Plan will be reduced to 300,000 shares, subject to adjustment in the event of certain changes in our capitalization as described below. If any award granted under the 2006 Directors Plan or the Amended Directors Plan terminates, is cancelled or expires, or is repurchased at cost, the number of shares allocable to the terminated portion of such award shall be available for future grants. The maximum number of shares that may be issued under the 2006 Directors Plan and the Amended Directors Plan represents less than 1% of the total number of shares of our common stock outstanding on March 31, 2008.

        Grant of Awards.    On the date of each annual meeting, each participant who is continuing in office and each newly elected non-employee director will be granted an award consisting of 5,000 shares of restricted stock (5,000 shares being the maximum number of shares of common stock subject to awards that may be granted to any participant in the aggregate in any calendar year). Each component of such an award will vest in full immediately on the date of the grant. For purposes of this paragraph, each non-employee director elected to office by the Board since the then last annual meeting will be treated as a newly elected non-employee director.

        Adjustments to Awards.    In the event of a stock dividend or other similar distribution of our stock or our other securities, stock split, or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger exchange of stock, redemption or repurchase or any other change in our (or our affiliate's) capital structure (or other transaction or event), the administrator may make appropriate adjustments (in order to prevent enlargement or dilution of benefits intended to be made available under the Amended Directors Plan) to the maximum number of shares that may be delivered under the Amended Directors Plan and to the maximum share limits on awards to individual participants. The administrator may also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change. The administrator may also make the adjustments described above to take into account distributions to stockholders or any other event other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving the Company's stock, or any other event, if it determines that adjustments are appropriate to avoid distortion in the operation of the Amended Directors Plan and to preserve the value of awards made under the Amended Directors Plan.

        Shares to be Delivered.    Shares delivered under the Amended Directors Plan may be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury. No fractional shares will be delivered under the Amended Directors Plan.

Awards

        Restricted Stock.    Each grant of restricted stock shall immediately vest at the time of grant.

        Non-Transferability.    No award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant; except that, as to awards the Committee may permit certain transfers to the participant's family members or to certain entities controlled by the participant or his or her family members.

        Section 409A.    Awards under the Amended Directors Plan are intended either to be exempt from the rules of Section 409A of the Code, and shall be construed accordingly. Granted awards may be modified at any time, at the administrator's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

Amendment, Suspension and Termination

        The Board of Directors may amend, suspend, or terminate the Amended Directors Plan or any portion thereof at any time, subject to such stockholder approval as the Board of Directors determines to be necessary or advisable.

        Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Amended Directors Plan as to conform with or take advantage of governmental requirements, statutes or regulations. However, no amendment, modification or termination will adversely affect the rights of any participant (without his or her consent) under any award previously granted (unless the administrator determines that such amendment, modification or termination would not materially and adversely affect the participant) and no amendment will, without the approval of our stockholders, effectuate a change for which stockholder approval is required in order for the Amended Directors Plan to qualify or continue to qualify under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

Federal Tax Effects

        The following discussion summarizes certain federal income tax consequences of a grant under the Amended Directors Plan, based on the federal income tax laws in effect on the date of this proxy statement. The summary does not purport to be a complete description of federal tax consequences that may be associated with the Amended Directors Plan, nor does it cover state, local, or non-United States taxes. Recipients and other beneficiaries of awards should consult with their tax advisors.

        If a participant is awarded shares of stock not subject to a substantial risk of forfeiture, the participant will have ordinary income at the time of grant equal to the fair market value of the shares. Subsequent appreciation would be taxable at capital gains rates. If a participant is awarded or purchases shares of restricted stock, the participant normally does not have income until the restriction (the risk of forfeiture) lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any. A corresponding deduction is available to us when income is includible for the participant. A participant may be able to make a special election under Section 83(b) of the Code to be taxed on restricted stock at the time it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any price paid for the shares, and no additional income will result by reason of the lapsing of the restrictions.

        The foregoing is only a summary of the Amended Directors Plan, a copy of which is attached hereto as Appendix A.

Vote Required

        If a quorum is present, the approval of the Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on such proposal. Votes may be cast in favor of or withheld with respect to Proposal Number 3. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will have the effect of a vote against approval of the proposal.

The Board of Directors recommends that
stockholders vote FOR Proposal Number 3.

PROPOSAL NUMBER 4
APPROVAL OF 2008 SENIOR MANAGEMENT
ANNUAL PERFORMANCE PLAN

        On March 27, 2008, the Board adopted the 2008 Senior Management Annual Performance Plan (the "2008 Performance Plan"), subject to stockholder approval. The following description is a summary of the material features of the 2008 Performance Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the 2008 Performance Plan, which is attached hereto as Appendix B.

Summary of the 2008 Performance Plan

        Purpose.    The purpose of the 2008 Performance Plan is to promote the interests of the Company and its stockholders by motivating senior executive officers of the Company to make significant contributions to the performance of the Company and rewarding outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company. The 2008 Performance Plan is designed to enable the Company to make awards that qualify as "performance based" compensation exempt from the tax deduction limitations of Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code and certain regulations and rules promulgated thereunder by the Internal Revenue Service (collectively the "Code"), a corporation whose stock is publicly traded generally is not entitled to an income tax deduction for remuneration paid to its chief executive officer or any of its three other most highly compensated executive officers to the extent that payments for any year to any such employee exceed $1 million, unless the payments are made under qualifying performance-based compensation plans. The Company believes that if the 2008 Performance Plan is approved by the stockholders, it will qualify as a performance-based compensation plan under the Code, although the Company has not requested or received, and does not expect to request or receive a ruling from the Internal Revenue Service to that effect.

        Administration.    The 2008 Performance Plan will be administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee consisting solely of two or more "outside directors" of the Company as defined in regulations under Section 162(m) of the Code (the "Committee"). The Committee has the sole authority to select participants under the 2008 Performance Plan, to set Performance Goals (as defined below) for participants and to make rules and regulations for the administration of the 2008 Performance Plan. The interpretations and decisions of the Committee with regard to the 2008 Performance Plan are final and conclusive, and the Committee has the full power and authority in its sole discretion to reduce, or to refuse to make (but not to increase), any payment payable as a result of the achievement of a Performance Goal.

        Eligibility and Participation.    Eligibility for participation in the 2008 Performance Plan is limited to executive officers of the Company who are selected in the sole discretion of the Committee. No person is automatically entitled to participate in the 2008 Performance Plan in any plan year. Awards under the 2008 Performance Plan will be made only to those executive officers whose remuneration for the year is expected to be potentially subject to the Section 162(m) deduction limitation. Accordingly, the participants in the 2008 Performance Plan, as selected by the Committee for the 2008 fiscal year, is the Company's Chief Executive Officer. However, in future years, the Committee may select other executive officers to be eligible for participation under the 2008 Performance Plan.

        Performance Goals.    The Committee will designate one or more performance goals under the 2008 Performance Plan for each fiscal year (each a "Performance Goal") for each participant. Each Performance Goal will be established in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or such earlier time as is required to qualify the performance award as performance-based under Section 162(m) of the Code). The Performance Goal for each Participant shall be an objectively determinable measure of performance relating to any of or to any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Goal determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

        Determination of Benefits.    The Committee will designate the Performance Goals for each participant in the 2008 Performance Plan for every fiscal year and will also establish the maximum amount, expressed as a percentage of Compensation (as defined in the 2008 Performance Plan) that will be payable to each participant if the Performance Goals for such participant are achieved at specified levels. In no event will the amount paid to any one individual as a performance award under the 2008 Performance Plan in respect of any given fiscal year exceed one million five hundred thousand dollars ($1,500,000.00).

        Payment of Awards.    All performance awards under the 2008 Performance Plan with respect to a fiscal year will be paid by March 15th of the following fiscal year.

        Amendment or Termination.    The Committee may terminate or suspend the 2008 Performance Plan in whole or in part at any time, and may amend the 2008 Performance Plan from time to time in any respect, provided that no amendment for which stockholder approval is required either by the Code in order to assure the deductibility by the Company of payments payable under the 2008 Performance Plan, or by other applicable law, will be effective without such stockholder approval having been obtained. The 2008 Performance Plan, if approved by the Company's stockholders, will remain in full force and effect for future fiscal years of the Company unless amended or terminated by the Committee. However, under Section 162(m), the exemption for performance-based compensation would not be available for awards granted after the first stockholder meeting in 2013 unless the 2008 Performance Plan is reapproved by stockholders.

Vote Required

        If a quorum is present, the approval of the 2008 Senior Management Annual Performance Plan requires the affirmative vote of a majority of the shares of common stock present or represented at the meeting and entitled to vote on such proposal. Votes may be cast in favor of or withheld with respect to Proposal Number 4. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will have the effect of a vote against approval of the proposal.

The Board of Directors recommends that
stockholders vote FOR Proposal Number 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of shares of Common Stock as of March 1, 2008 (i) individually by the Chief Executive Officer, each of the other executive officers of the Company in 2007 as named in the Summary Compensation Table (the "Named Executive Officers") and current directors and nominees of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) each person known to the Company as reported on schedules filed with the SEC to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 10, 2008		Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2008		Total Beneficial Ownership	% of Class(2)
William F. Murdy	339,087	(3)	464,656	(4)	803,743	2
Alfred J. Giardinelli, Jr	170,616	(5)	7,500	(6)	178,116	*
Thomas N. Tanner	53,565	(7)	96,434	(8)	149,999	*
William George III	58,976	(9)	31,434	(10)	90,410	*
James H. Schultz	20,000		50,000	(11)	70,000	*
Herman E. Bulls	6,500		55,000	(12)	61,500	*
Robert D. Wagner, Jr.	15,000		40,000	(13)	55,000	*
Julie S. Shaeff	25,220	(14)	15,051	(15)	40,271	*
Trent T. McKenna	12,803	(16)	22,290	(17)	35,093	*
Franklin Myers	25,000		10,000	(18)	35,000	*
Alan P. Krusi	5,000				5,000	*
Darcy G. Anderson	0				0	*
All executive officers and directors as a group (12 persons)	726,767		792,365		1,519,132	3.8
Dimensional Fund Advisors LP(19) 1299 Ocean Avenue Santa Monica, CA 90401	1,478,476		—		1,478,476	3.6
AXA Financial, Inc.(19) 1290 Avenue of the Americas New York, NY 10104	2,132,382		—		2,132,382	5.2
J. Carlo Cannell(19) P.O. Box 3459 240 E. Deloney Avenue Jackson, WY 83001	2,123,457		—		2,123,457	5.2
Barclays Global Investors (Deutschland)(19) Apianstrasse 6 D-85774 Unterfohring, Germany	2,614,401		—		2,614,401	6.4
Goldman Sachs Asset Management, L.P.(19) 32 Old Slip New York, NY 10005	2,250,769		—		2,250,769	5.5
Putnam LLC d/b/a Putnam Investments(19) One Post Office Square Boston, MA 02109	2,409,334		—		2,409,334	5.9

*
Less than 1%.

(1)
Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

(2)
Calculated using total outstanding shares as of March 1, 2008, which was 40,083,852.

(3)
Includes 339,087 shares of Common Stock issued pursuant to restricted stock grants, 86,098 shares of which remain subject to tenure and performance vesting.

(4)
Includes 400,000 options with an exercise price of $3.8125; 50,000 options with an exercise price of $2.25; and 14,656 options with an exercise price of $11.94.

(5)
Includes 1,600 shares of Common Stock held in a trust for Mr. Giardinelli's children.

(6)
Includes 7,500 options with an exercise price of $1.90.

(7)
Includes 53,565 shares of Common Stock issued pursuant to restricted stock grants, 47,330 shares of which remain subject to tenure and performance vesting.

(8)
Includes 8,500 options with an exercise price of $2.875; 41,500 options at an exercise price of $3.86; 25,000 options at an exercise price of $4.18; 15,000 options at an exercise price of $6.38; and 6,434 options at an exercise price of $11.94.

(9)
Includes 58,976 shares of Common Stock issued pursuant to restricted stock grants, 47,330 shares of which remain subject to tenure and performance vesting.

(10)
Includes 30,000 options with an exercise price of $2.875; 15,000 options with an exercise price of $6.38; and 6,434 options at an exercise price of $11.94.

(11)
Includes 10,000 options with an exercise price of $3.39; 10,000 options with an exercise price of $2.36; 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; and 10,000 options with an exercise price of $12.90.

(12)
Includes 10,000 options with an exercise price of $2.43; 5,000 options with an exercise price of $4.24; 10,000 options with an exercise price of $4.77; 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; and 10,000 options with an exercise price of $12.90.

(13)
Includes 10,000 options with an exercise price of $4.77; 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; and 10,000 options with an exercise price of $12.90.

(14)
Includes 25,220 shares of Common Stock issued pursuant to restricted stock grants, 16,271 shares of which remain subject to tenure and performance vesting.

(15)
Includes 5,000 options with an exercise price of $4.18; 7,500 options with an exercise price of $6.38; and 2,551 options with an exercise price of $11.94.

(16)
Includes 12,803 shares of Common Stock issued pursuant to a restricted stock grant, 11,578 shares of which remain subject to tenure and performance vesting.

(17)
Includes 10,000 options with an exercise price of $6.64; 10,000 options with an exercise price of $6.38; and 2,290 options with an exercise price of $11.94.

(18)
Includes 10,000 options with an exercise price of $12.90.

(19)
These figures are provided pursuant to each listed entities Schedule 13G filed with the SEC. These stockholders may be deemed to be the beneficial owners of these shares by virtue of their voting and /or investment power over these shares in connection with their role as an investment advisor or manager.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Company's Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Committee") the duty of designing the Company's executive compensation program. The company's executive compensation program is designed to attract, motivate and retain talented executives so the Company can produce outstanding results and maximize return to stockholders. The program is rooted on principles of "pay-for-performance." The Committee designs and approves the Company's executive compensation program. The Committee is made up entirely of independent (pursuant to NYSE, SEC, and the Company's own independence guidelines) members of the Company's Board of Directors. All executive and senior officers of the Company are eligible to participate in the same executive compensation plans that are available to the Company's Chief Executive Officer.

Compensation Philosophy and Objectives

        The Committee's compensation objectives are to:

  •
  pay competitive levels of salary and total compensation;

  •
  link executive pay to Company performance;

  •
  align the interests of management with the interests of stockholders; and

  •
  reward long-term results.

        To achieve these objectives, the Committee implements a "pay-for-performance" philosophy using the guiding principles that: (i) compensation should be incentive-driven with both a short-term and long-term focus; (ii) a significant portion of pay for senior officers should be "at risk;" (iii) the most significant portion of annual incentive compensation should be tied to the overall performance of the company; and (iv) a portion of annual incentive compensation should be tied to individual performance criteria.

Elements of Compensation

        The Company's executive compensation program consists of five basic elements:

  •
  base salary;

  •
  annual incentive bonus tied to company as well as individual performance;

  •
  long-term incentives;

  •
  health and related benefits; and

  •
  perquisites.

        The Committee focuses on allocating compensation among these five elements so as to provide an appropriate mix of (i) short-term incentives and long-term incentives; (ii) cash compensation and equity compensation; and (iii) current compensation and other benefits. The Committee has retained an outside human resources consulting firm, Towers Perrin, to assist it in compiling analysis regarding pay levels for the Company's senior executives. Other than work Towers Perrin performs for the Committee, it does not provide any other consulting services for the Company. Although the Committee reviews the pay level of each executive relative to comparable survey data as established by Towers Perrin, it does not maintain specific percentile goals for compensation levels, preferring instead to maintain maximum flexibility with regard to each executive's pay package. Further, due to the Company's unique position in its industry, the committee feels there are no one-to-one comparables in the broader market. With that said, the Committee believes that the Company's executives are within the 25th to 50th percentile of comparable executive compensation data.

        Management, led by the CEO, at least annually makes recommendations to the Committee regarding the establishment and modification of compensation packages for individuals in the Company's senior executive group. The Committee considers management's recommendations during their regularly scheduled sessions, and may choose to adopt the recommendations or modify them at the Committee's sole discretion.

  Base Salary

        The Committee determines base salary by considering several factors: (i) the executive's individual experience; (ii) the executive's previous job performance; and (iii) the executive's individual skills. Only after weighing the previous three factors does the Committee consider comparable indicators. The Committee uses management's performance assessments, company performance, third-party evaluations, and its own analysis of job performance to set each executive's base salary on at least an annual basis.

  Annual Incentive Bonus

        The Committee has designed an annual executive incentive compensation plan that is a cash-based, "pay-for-performance" annual incentive plan. The annual incentive compensation consists of two distinct elements. In 2007, the first element of the plan rewarded the achievement of certain EBITDA (earnings before interest, taxes, depreciation, and amortization) target thresholds as well as certain cash flow thresholds (the "Objective Bonus"). The second smaller element of the plan rewarded the achievement of certain performance metrics individualized for each executive (the "Subjective Bonus").

        At the beginning of each year, the Committee sets specific performance targets related to the Objective Bonus. If these targets are met, executives are remunerated at certain assigned percentages of base salary on a sliding scale within the range of the target. Once set, the Committee does not adjust the targets related to the Objective Bonus; however, the Committee reserves the right to make adjustments to these targets if it believes that an adjustment is in the best interests of the Company.

        Regardless of whether the Company meets the Objective Bonus targets as set by the Committee, the annual incentive also has a lesser percentage remuneration based solely on certain Subjective Bonus targets. Management, led by the CEO, assists the Committee in assessing the individualized performance targets set for each of the named executive officers, and the Committee, while taking Management's recommendations into consideration as well as its own observations, makes a final determination of what percentage of individualized performance targets each named executive officer has achieved on an annual basis.

        In order to provide some context as to the achievability of the Objective Bonus target, for the three years prior to 2007 the Committee set the target at substantially higher performance levels, year-over-year. In 2008, the target again requires year-over-year improvements, and the Committee has decided to use an earnings per share ("EPS") measure rather than EBITDA. The target increased 4% in 2004; 14% in 2005; 22% in 2006; and 26% in 2007.

        In 2007, the Committee set the following ranges for annual incentive bonus calculations. For the Objective Bonus, the Committee set a range for Messrs. Murdy, George, and Tanner of 40 percent to 150 percent of 90 percent of their respective annual base salaries. This portion of the annual incentive bonus calculation remained zero until certain EBITDA targets as well as cash flow targets were met; once the Company reached the lower performance threshold the bonus was increased on a sliding scale from 40 percent to 150 percent on a straight-line basis. For Ms. Shaeff and Mr. McKenna the Objective Bonus was set at 40 percent to 150 percent of 30 percent of their respective annual base salaries. In 2007, the Company's performance resulted in the senior executives being awarded 92% of their allocated Objective Bonus. With regard to the Subjective Bonus, each executive is reviewed individually and at the sole discretion of the Committee is awarded a bonus within a set range of potential outcomes based on a percentage of annual base salary. For Messrs. Murdy, George, and Tanner, the range is 0 to 100 percent of 10 percent of annual base salary; for Ms. Shaeff and Mr. McKenna, the range is 0 to 100 percent of 20 percent of annual base salary. In 2007, Messrs. Murdy, George, and Tanner were each awarded 75% of 10% of their base salaries. The Committee reduced the allocated bonus amount by 25% as a result of a significantly underperforming subsidiary. Ms. Shaeff and Mr. McKenna received 100% of 20% of their base salaries.

        The Committee believes that objective measures such as EBITDA, cash flow thresholds, as well as EPS when joined together with an additional component to reflect individual achievement are appropriate measures for annual incentive bonuses because this framework provides the executives with an incentive to achieve favorable current results, while also sustaining long-term growth for the Company and providing the Committee with some flexibility to award outstanding individual performance. In setting objective targets, and cash flow targets, the Committee reviews management's recommendations and then considers the Company's historical performance as well as projections for the industry and other competing companies' historical performance and projections. Historically the Committee believes that targets have been set at aggressive but sustainable performance measures. As previously written, in 2007 the Company achieved performance resulting in 92% of the Objective Bonus being awarded. In 2006, the Company's performance thresholds were fully attained, maxing out at 120%. In 2005, the Company achieved performance thresholds that equated to 106.5% of the Objective Bonus being achieved, and in 2004, the Company achieved performance thresholds that equated to 90.7% of the Objective Bonus being achieved. Notably, during that same period from December 31, 2003 to December 31, 2007, the stock price of the Company increased from $5.48 to $12.78.

  Long-term Incentives

        Long-term incentive awards provided by the Company consist of (i) stock options and (ii) restricted stock awards. The Committee has created a mix of performance-based and longevity-based awards. The Committee designs its long-term incentive awards to ensure that incentive compensation reflects the profitability of the Company and the performance of the Company's common stock. The Committee believes that these awards promote a long-term view while at the same time aligning the Company's executives' interests with stockholders' interests.

Stock Options

        The Committee believes that stock options serve a valuable purpose in aligning management interests' with stockholders' interests. All stock option awards vest over time; as such, they serve as a retention device as well as an incentive for Company performance. The Company generally receives an income tax deduction when an executive exercises a stock option.

        The Company has never timed grants of options in coordination with release of non-public information nor has it timed its release of non-public information for the purpose of affecting the value of executive compensation. During 2007, the Committee granted options to the named executive officers. The grants were made and priced equal to the closing price of the Company's stock on the day the Committee approved the award. In August of 2006, the Committee adopted policies further clarifying its procedures for pricing stock option grants. These policies codified the Company's past practices and further ensured that stock option grants would continue to be priced on the date of grant. The policy requires that all grants are priced as of the closing market price on the date of the committee meeting authorizing the grant or the closing market price on the date that the final signed consent authorizing a grant of equity is received in the Company's offices. The Committee considers management recommendations with regard to the number of options to be granted employees.

Restricted Stock Awards

        The Committee makes each of its restricted stock awards contingent upon Company performance measures as well as longevity vesting. These awards provide executives with an opportunity to earn shares of Company common stock if the Company achieves certain performance metrics and if the executive continues to be employed by the Company during the relevant vesting period.

        During 2007, all of the restricted stock awards were performance as well as longevity based. The Committee believes that it is appropriate to award restricted stock to executives because these awards are complementary to, and therefore provide different incentives than, stock option awards in two respects: first, the shares are only earned if the Company achieves certain performance targets; second, the restricted stock awards provide incentive and retention even in a down market so long as the Company continues to meet solid performance metrics. The Committee believes that share price is not always indicative of the Company's true performance, and the Committee feels that so long as the Company continues to meet certain performance criteria, restricted stock awards serve to offset the somewhat unpredictable nature of the Company's stock price. The Company receives an income tax deduction when an executive recognizes taxable income from restricted shares.

        All awards granted in 2007 were granted on a three-year equal vesting schedule, and the awards vest only if the Company meets certain performance requirements prior to each vesting period. Once the Company's performance threshold is met, the awards vest on a sliding scale from 0 to 100 percent of the portion scheduled to vest of the total award of restricted stock based on the Company's achievement of performance thresholds on a straight-line basis. For example, an executive receiving an award of 3,000 shares could have 1,000 shares vest on the first vesting date, fail to have 1,000 shares vest on the second vesting date, but then the Company could improve performance and have the final 1,000 shares vest based on the Company meeting required performance targets. The Committee chooses performance measures that it believes best capture the elements of Company performance that the senior executive team can most effectively control, and the Committee feels that the chosen performance measures will create greater shareholder value in the long term. The Committee has never amended the performance requirements after the award has been granted. Dividends are paid on all shares of restricted stock prior to vesting.

  Health and Related Benefits

        The Company's health and related plans include medical, dental, life, disability, eligibility to participate in the Company's 401(k) retirement plan, and accidental death and dismemberement coverage. The Company's health and related benefit programs are designed to be competitive with other similarly situated companies. The plans offered to executive officers are offered through broad-based plans applicable to all employees. Within the Company's 401(k) retirement plan, the Company matches employee's pre-tax contributions to the plan at a rate of fifty percent of up to five percent of an employee's annual pay.

  Perquisites

        The Company provides an extremely limited number of perquisites to certain Named Executive Officers that are not provided to other employees. The Committee has awarded the bulk of these benefits to Messrs. Murdy and Tanner in order to encourage them to work away from their primary residences. In addition to these specific benefits, the named executive officers are beneficiaries of increased levels of disability coverage that are only available to senior executives of the Company. The Company pays these increased premiums on behalf of the executives. The Company also provides reimbursements for certain fitness, country and professional clubs.

  Change in Control and Severance Benefits

        The Company has provided each of the senior executives with severance as well as change in control benefits. This benefit is maintained to ensure that the Company can retain talented executives as well as ensure that senior executives are not deterred from exploring opportunities that will result in maximum value for stockholders, including actions that may result in a change in senior executives' positions or standing in the Company. The Company believes that these benefits are reasonable and ultimately benefit stockholders. See the "Potential Termination Payments Upon a Change in Control" section later in this proxy statement for further information.

  Use of Tally Sheet

        The Committee routinely uses tally sheets to assist it in analyzing the Named Executive Officers' total compensation, including salary, annual incentive compensation, and long-term incentive compensation. These tally sheets present the Committee with average annual values as well as total lifetime payout values related to cash as well as equity compensation in order to make comparisons as to all senior executive employees and their respective compensation levels.

  Use of Compensation Survey Data—Executive Compensation

        Given the Company's size and the Company's industry, the Committee, in consultation with Towers Perrin, determined that establishing a traditional peer group of companies for compensation comparison purposes was not practically nor economically feasible. Instead, the Committee decided to establish a benchmark against general industry companies of similar size. The Company participates in Towers Perrin's executive compensation database, which was used to develop competitive compensation levels for base salaries, annual incentives and long-term incentives. In order to adjust for size differences among the nearly three hundred companies in the database, a single regression analysis was used to correlate the Company's annual revenues with that of the other participating companies in the database. As described above, the Committee does not attempt to maintain executive compensation at a pre-defined percentile, but the Committee does use the comparative data in an effort to better inform its compensation-related decisions.

  Chief Executive Officer Compensation

        The Committee meets in executive session to evaluate the Chief Executive Officer's performance and determines his total compensation. The Committee conducts an assessment of the Chief Executive Officer's performance as well as an assessment of the Company's performance, and sets his salary based on the Committee's assessment of the Chief Executive Officer's relative performance. Although the Committee does not attempt to place the Chief Executive Officer's pay in any specific percentile of similarly-situated executive pay, the Committee believes that Mr. Murdy is compensated at approximately the 25th to 30th percentile of companies that are similarly situated.

  Stock Ownership Guidelines

        In 2007, the Committee voted to substantially increase stock ownership guidelines for executive officers. Previously the Committee had required the ownership of 5,000 or more shares by the third anniversary of an executive's inclusion in the executive group that had stock ownership requirements. Effective March 31, 2008, the Company has a policy that within three years of being appointed an executive or other key employee, or being promoted to a position requiring increased ownership, an executive is required to beneficially own Common Stock of the Company having a market value or cost basis, whichever is higher, equal to at least the following multiple of his or her base salary:

Level	Base Salary Multiple
Chief Executive Officer	5
Chief Operating Officer	3
Chief Financial Officer	3
Senior Regional Vice Presidents	2
Chief Accounting Officer	1
General Counsel	1

Impact of Accounting and Tax Treatment on Compensation

        The Internal Revenue Code limits the tax deduction that the Company may take for compensation paid to the Chief Executive Officer and other executive officers named in the Company's proxy statement. The limit is $1 million per executive per year. However, performance-based compensation is excluded from the limitation. To date, all compensation of named executive officers has been fully tax deductible by the Company, with a small exception related to the Chief Executive Officer's compensation in 2006 and 2007. Pursuant to the 2008 Senior Management Annual Performance Plan (see "Proposal Number 4"), the Committee intends that all cash-based annual incentive bonuses will receive favorable tax treatment. The Company's stock options and restricted stock awards have always qualified as performance-based compensation so that these awards are deductible by the Company; however, the Committee retains the ability to make payments in one or more of the Company's compensation programs that may not qualify for tax deductibility under Section 162(m). The Committee believes this ability to exercise discretion is in the best interest of the Company and its stockholders.

EXECUTIVE COMPENSATION

  Summary of Executive Compensation in 2007

        The following table includes information regarding the Named Executive Officers' total compensation during the 2007 fiscal year. For more information about the components of total compensation please refer to the following subsections of the "Compensation Discussion and Analysis" section:

  •
  "Base Salary" for information about salary;

  •
  "Annual Incentive Bonus" for information about bonus and other non-equity incentives;

  •
  "Long-term Incentives" for information about stock and option awards; and

  •
  "Health and Related Benefits" and "Perquisites" for all other compensation.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other ($)(5)		Total ($)

William F. Murdy, Chairman of the Board and Chief Executive Officer	2007 2006	$ $	551,250 518,750	0 0	$ $	471,331 452,399		$59,165 0	$ $	499,619 612,125	0 0	$ $	22,389 20,269	$ $	1,603,754 1,603,543

William George, Executive Vice President and Chief Financial Officer	2007 2006	$ $	290,000 271,875	0 0	$ $	227,883 135,035	$ $	57,460 33,585	$ $	262,838 320,812	0 0	$ $	6,548 6,421	$ $	844,729 767,728

Thomas N. Tanner, Executive Vice President and Chief Operating Officer	2007 2006	$ $	267,875 271,875	0 0	$ $	227,883 135,035	$ $	71,406 54,247	$ $	262,838 320,812	0 0	$ $	31,278 28,800	$ $	861,280 810,769

Julie S. Shaeff, Senior Vice President and Chief Accounting Officer	2007 2006	$ $	191,250 177,500	0 0	$ $	76,316 44,152	$ $	31,999 23,543	$ $	91,248 99,400	0 0	$ $	5,088 4,529	$ $	395,901 349,124

Trent T. McKenna, Vice President, General Counsel, and Secretary	2007 2006	$ $	168,750 150,000	0 0	$ $	44,926 15,577	$ $	50,769 41,525	$ $	80,513 84,000	0 0	$ $	6,255 3,654	$ $	351,213 294,756

(1)
Mr. Murdy's salary was increased from $525,000 to $560,000 on April 1, 2007. Mr. George's and Tanner's salaries were approved for an increase from $275,000 to $295,000 on April 1, 2007; however, Mr. Tanner took a voluntary pay cut on April 1, 2007, unilaterally decreasing his salary to $265,500. His salary remained at this level until December 31, 2007, at which time it was increased back to the previously approved level of $295,000. The voluntary pay cut related to cost-cutting initiatives that were ongoing at one of the Company's underperforming subsidiaries. Ms. Shaeff's salary was increased from $180,000 to $195,000 on April 1, 2007. Mr. McKenna's salary was increased from $150,000 to $175,000 on April 1, 2007.

(2)
This amount represents the amortized FAS 123(R) compensation cost recognized by the Company in 2007 for outstanding restricted stock unit awards as of December 31, 2007. The values contained in this column are comprised of awards granted in 2007 and prior years. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2007 fiscal year for a discussion of the relevant assumptions used in calculating the compensation cost. The compensation cost for financial reporting purposes will likely vary from the actual amount the named executive officer receives based on a number of factors, including stock price fluctuations, timing of sale, and variances from valuation assumptions.

(3)
This amount represents the amortized FAS 123(R) compensation cost recognized by the Company in 2007 for outstanding option grants as of December 31, 2007. The values contained in this column are comprised of option awards granted in 2007 and prior years. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2007 fiscal year for a discussion of the relevant assumptions used in calculating the compensation cost. The compensation cost for financial reporting purposes will likely vary from the actual amount the named executive officer receives based on a number of factors, including stock price fluctuations, timing of sale, and variances from valuation assumptions.

(4)
Reflects incentive compensation based upon certain performance criteria being met. In 2007, Messrs. Murdy, George, and Tanner each received annual incentive compensation consisting of 92% of 90% of their respective annual base salaries as well as 75% of 10% of their respective annual base salaries. Ms. Shaeff and Mr. McKenna each received annual incentive compensation consisting of 92% of 30% of their respective annual base salaries as well as 100% of 20% of their respective annual base salaries.

(5)
The figures set out as "All Other" Compensation for 2007 are comprised of the following:

	Commuting Expenses	Living Allowance		401(k) Match	Membership and Club Dues	Executive Disability	Fitness(2)

William F. Murdy	$16,062	$5,000	(1)	$5,625	$1,424	$702	$0

William George III	$0	$0		$5,625	$0	$683	$240

Thomas N. Tanner	$9,370	$15,600		$5,625	$0	$683	$0

Julie S. Shaeff	$0	$0		$4,406	$0	$442	$240

Trent McKenna	$0	$0		$5,625	$0	$390	$240

    (1)
    Reflects estimated amount attributable to Mr. Murdy's personal and business use of a 1999 GMC Jimmy, which the Company provides for Mr. Murdy's use while in Houston.

    (2)
    Reimbursement of health-club dues pursuant to a wellness plan available to all corporate office employees.

Grants of Plan-Based Awards

        The following table provides information concerning the Company's administration of its annual and equity incentive plan during 2007. For further information related to grants of plan-based awards, see the section titled "Long-Term Incentives" and the section titled "Annual Incentive Bonus."

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#) (j)		Grant Date Fair Value of Stock and Option Awards ($)(3) (l)
									Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)
	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)

William F. Murdy	3/28/2007	253,575	452,025	799,313	0	26,382	52,764	43,970	11.94	$233,041

William George	3/28/2007	133,400	237,800	420,500	0	11,582	23,163	19,302	11.94	$102,301

Thomas N. Tanner	3/28/2007	133,400	237,800	420,500	0	11,582	23,163	19,302	11.94	$102,301

Julie S. Shaeff	3/28/2007	61,200	84,150	124,313	0	4,594	9,187	7,655	11.94	$40,572

Trent T. McKenna	3/28/2007	54,000	74,250	109,688	0	4,122	8,244	6,870	11.94	$36,411

(1)
The amounts shown reflect the 2007 annual incentive plan awards. In March 2007, our Compensation Committee established target short-term bonus awards, expressed as a percentage of each executive's 2007 base salary. These awards are based on individual and Company performance targets, which are described in greater detail in the subsection titled "Annual Incentive Bonus." For purposes of this chart, it is assumed that each executive realizes 100% of the Subjective Bonus regardless of Objective Bonus realization. As discussed in the section titled "Annual Incentive Bonus," Messrs. Murdy, Tanner and George realized 75% of their Subjective Bonus respectively; Ms. Shaeff and Mr. McKenna realized 100% of the Subjective Bonus, respectively.

(2)
Represents grants of restricted stock to the Named Executive Officers on a three-year vesting schedule in equal amounts. The awards vest only if the Company meets certain performance requirements prior to each vesting period. Once the Company's performance meets the threshold, the awards vest on a sliding scale from 0 to 100 percent of the tranche of shares scheduled to vest based on the Company's achievement of performance thresholds on a straight-line basis up to the maximum target.

(3)
The amounts included in the "Grant Date Fair Value of Stock and Option Awards" column represent the full grant date fair value of the awards computed in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning unexercised stock options and unvested restricted stock held at December 31, 2007.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

William F. Murdy	400,000 50,000	43,970	3.8125 2.25 11.94	6/28/2010 9/24/2011 3/28/2017			86,098	$1,100,332

William George	10,000 15,000	15,000 19,302	2.875 6.38 11.94	11/1/2010 5/18/2015 3/28/2017	7,500	$95,850	39,830	$509,027

Thomas N. Tanner	8,500 41,500 25,000 15,000	15,000 19,302	2.875 3.86 4.18 6.38 11.94	11/1/2010 3/21/2012 11/19/2013 5/18/2015 3/28/2017	7,500	$95,850	39,830	$509,027

Julie S. Shaeff	5,000 7,500	7,500 7,655	4.18 6.38 11.94	11/19/2013 5/18/2015 3/28/2017	3,750	$47,925	12,521	$160,018

Trent T. McKenna	10,000 10,000	5,000 10,000 6,870	6.64 6.38 11.94	8/24/2014 5/18/2015 3/28/2017			11,578	$147,967

(1)
The 43,970 unexercisable options of Mr. Murdy vest on March 28, 2008, 2009 and 2010 in equal amounts. The 15,000 unexercisable options of Mr. George vest on May 18, 2008, and 2009 in equal amounts; the 19,302 unexercisable options of Mr. George vest on March 28, 2008, 2009 and 2010 in equal amounts. The 15,000 unexercisable options of Mr. Tanner vest on May 18, 2008, and 2009 in equal amounts; the 19,302 unexercisable options of Mr. Tanner vest on March 28, 2008, 2009 and 2010 in equal amounts. The 7,500 unexercisable options of Ms. Shaeff vest on May 18, 2008 and 2009 in equal amounts; the 7,655 unexercisable options of Ms. Shaeff vest on March 28, 2008, 2009 and 2010 in equal amounts. The 5,000 unexercisable options of Mr. McKenna vest on August 24, 2008; the 10,000 unexercisable options of Mr. McKenna vest on May 18, 2008, and 2009 in equal amounts; the 6,870 unexercisable options of Mr. McKenna vest on March 28, 2008, 2009 and 2010 in equal amounts.

(2)
The restricted stock grants for each of the Named Executive Officers are subject to vest only if the Company achieves certain performance measures on a one-year and three-year trailing average. These restricted stock grants are more fully described in the subsection titled "Restricted Stock Awards" in the "Long-term Incentives" section of the Compensation Discussion and Analysis.

Option Exercises and Stock Vested

        The following table provides information on option exercises and stock vested in 2007 related to the named executive officers and the resulting value realized.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

William F. Murdy	0	0	49,999	$688,986

William George	25,000	$281,112	15,833	$217,354

Thomas N. Tanner	0	0	15,833	$217,354

Julie S. Shaeff	10,000	$114,589	5,416	$74,670

Trent T. McKenna	0	0	1,666	$22,658

(1)
The value realized on the exercise of stock options is the difference between the market price of the Company Common Stock at the time of exercise and the exercise price of the option. The value realized on the vesting of stock awards is the market price at closing of the Company's Common Stock at the time of vesting.

Potential Termination Payments Upon a Change in Control

        Prior to March 26, 2008, the Company had included change in control severance agreements in the employment agreements with Messrs. Murdy, George, Tanner, and McKenna as well as Ms. Shaeff (the "Severance Agreements"). The Severance Agreements, except for Mr. Tanner's agreement, provided for certain payments and other benefits if, following a change in control, the Company terminates the Named Executive Officer's employment without cause or the Named Executive Officer terminates his or her employment for good reason. Such payments and benefits included: (1) with regard to Mr. Murdy, severance pay equal to three times the sum of the Named Executive Officer's annual base salary then in effect or his base salary in effect immediately prior to the closing of the transaction giving rise to the change in control; payment of insurance premiums contemplated by COBRA for a one-year period; a one-year non-compete provision; and a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up; (2) with regard to Mr. George, severance pay equal to two times the sum of the Named Executive Officer's annual base salary then in effect or his base salary in effect immediately prior to the closing of the transaction giving rise to the change in control, payment of insurance premiums contemplated by COBRA for a one-year period, a one-year non-compete provision, and a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up; (3) with regard to Ms. Shaeff and Mr. McKenna, severance pay equal to one times the sum of the Named Executive Officer's annual base salary then in effect or his/her base salary in effect immediately prior to the closing of the transaction giving rise to the change in control, payment of insurance premiums contemplated by COBRA for a one-year period, a one-year non-compete provision, and a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Unlike the previously described agreements, Mr. Tanner's employment agreement permitted him to remain employed upon a change in control and in the event of a change in control receive a bonus equal to one times the sum of Mr. Tanner's base salary then in effect. Mr. Tanner's employment agreement did not contain a provision providing for an excise tax gross-up. If a change in control would have occurred on December 31, 2007, no excise tax would have been triggered by that event for any of the Named Executive Officers.

        On March 26, 2008, the Compensation Committee concluded its plan to rationalize all executive employment arrangements by requesting that all Named Executive Officers relinquish their rights pursuant to their employment agreements. As consideration, the Committee enacted a Senior Executive Severance Policy and offered each Executive a change in control agreement.

        The newly-enacted severance plan was not in place as of December 31, 2007; however, had it been already enacted, these are the lump-sum payments that would have been made to the Named Executive Officers if their employment had terminated on December 31, 2007.

	For Cause ($)	Death ($)(1)	Disability ($)	Without Cause ($)

William F. Murdy	0	560,000	560,000	2,239,227	(2)

William George	0	295,000	295,000	908,126	(2)

Thomas N. Tanner	0	295,000	295,000	905,197	(2)

Julie S. Shaeff	0	195,000	195,000	324,946	(2)

Trent T. McKenna	0	175,000	175,000	292,294	(2)

    (1)
    The company maintains life insurance for each of the Named Executive Officers in the amount of one times the sum of the Named Executive Officer's annual base salary. The death benefit contained in the severance policy is paid net of insurance proceeds.

    (2)
    Messrs. Murdy's, George's, Tanner's and McKenna's totals include $8,635, $13,207, $13,482 and $11,781 respectively and Ms. Shaeff's total includes $11,867, each representing an estimate of one-year of COBRA payments made by the Company on behalf of the named executive officer over the twelve month period following termination. These payments would be made as reimbursements by the Company to the named executive officer, and would cease if the named executive officer obtained other insurance coverage. In no event would these COBRA reimbursements exceed twelve months. It also reflects an estimate of $25,000 for outplacement services, which services are provided for in the policy, and are not to exceed $50,000.

        Further, the Named Executive Officers had yet to be offered the change in control agreements as of December 31, 2007; however, had the agreements already been entered into as of December 31, 2007 and the Named Executive Officers were terminated as a result of a change in control the following table illustrates what the result would have been:

	Cash(1)	Value of Early Vesting Equity	Excise Tax Gross Up	Total Value

William F. Murdy	$3,308,387	$755,328	0	$4,063,715

William George III	$1,159,891	$351,799	0	$1,511,690

Thomas N. Tanner	$1,096,621	$351,799	0	$1,448,420

Julie S. Shaeff	$283,079	$137,011	0	$420,090

Trent T. McKenna	$255,513	$126,522	0	$382,035

    (1)
    Assumes a change in control event occurring on December 31, 2007. Includes payments made as reimbursements for COBRA for a one-year period after the change in control event; these payments would be made as reimbursements by the Company to the Named Executive Officer, and would cease if the Named Executive Officer obtained other insurance coverage. Although the total COBRA reimbursement could be less than the amount used in the table, it cannot exceed the number used in the table.

Equity Compensation Plan Information

        The following table sets forth information about the Company's equity compensation plans as of December 31, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	1,896,896	(1)	$5.18	(2)	3,228,316

Equity compensation plans not approved by security holders	0		0		0

Total	1,896,896		$5.18		3,228,316	(3)

(1)
Includes 149,454 shares of restricted stock that have been granted but remain unvested as of December 31, 2007.

(2)
Shares of unvested restricted stock are not factored into this average.

(3)
2,768,316 shares of which are part of a fungible share plan, which means that each share granted that is not an option and/or SAR is counted against the plan as one and six-tenths (1.6) shares.

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Company's Board of Directors to approve of the inclusion of the Compensation Discussion and Analysis in the Company's 2008 proxy statement. This report is provided by the following independent directors, who comprise the compensation committee.

Members of the Compensation Committee
Herman E. Bulls (Chair) Franklin Myers James H. Schultz

        The preceding "Report of the Compensation Committee" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is made up solely of independent directors, as defined in the applicable NYSE and SEC rules, and it operates under a written charter, amended and effective as of May 2005 and approved by the Board of Directors, which is available on the Company's website at www.comfortsystemsusa.com.

        Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal controls. In fulfilling its oversight responsibilities, the audit committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

        As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with management and with the Company's independent auditor, Ernst & Young LLP, the audited financial statements of the Company for the fiscal year ended December 31, 2007. The Audit Committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Ernst & Young LLP, the auditor's independence from the Company and its management, including the matters in the written disclosures the Audit Committee received from the independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditor's independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. Based on the review and discussions above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 and for filing with the SEC.

        The members of the Audit Committee have been determined to be financially literate (as financial literacy is defined by the New York Stock Exchange listing standards) by the Company's Board of Directors.

Members of the Audit Committee
Franklin Myers (Chair) James H. Schultz Robert D. Wagner, Jr.

        The preceding "Report of the Audit Committee" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company incorporates it by reference into such filing.

Other Information

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Bulls, Myers, and Schultz, none of whom is or was an officer or employee of the Company or any of our subsidiaries during 2004, 2005, 2006 or 2007, served on the Compensation Committee during 2007. Further, none of the Company's executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2007, all directors, officers, and beneficial holders of more than 10% of any class of equity securities of the Company complied with all filing requirements.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing to the Company at the following address: Comfort Systems USA, Office of the General Counsel, 777 Post Oak Blvd., Suite 500, Houston, Texas 77056 or upon oral request directed to the Company's Office of the General Counsel at (713) 830-9600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder's bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See the previous section entitled "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for other information required to be disclosed here.

STOCKHOLDER PROPOSALS

        Stockholders who wish to present proposals for inclusion in the Company's proxy materials for the 2009 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before December 8, 2008.

        Under the Company's current Bylaws, proposals of business and nominations for directors other than those to be included in the Company's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company's Bylaws, a proposal submitted for consideration at the 2009 Annual Meeting of Stockholders will be considered untimely if it has not been received by the Company at its principal executive offices by the close of business on the 60th day prior to the first anniversary of the 2008 Annual Meeting. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

OTHER BUSINESS

        The Company's Board of Directors knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the NYSE's rules on the exercise of discretionary authority.

FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

Exhibit A

COMFORT SYSTEMS USA, INC.

AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

1.     Purpose; Term

        The purpose of this Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors (the "Plan"), formerly the 2006 Stock Option/SAR Plan for Non-Employee Directors, is to advance the interests of Comfort Systems USA, Inc. (the "Company") by increasing the proprietary interest in the Company of non-employee members of the Company's Board of Directors by providing a portion of their compensation in the form of awards (the "Awards") that consist of shares ("Shares") of the Company's common stock ("Common Stock"). No Awards may be granted under the Plan more than ten years after the effective date of the Plan.

2.     Administration and Definitions

        The Plan shall be administered by the Committee. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the participants to receive Awards ("Participants") and shall determine the terms and conditions of the Awards. The Committee shall have authority, not inconsistent with the express provisions of the Plan: (a) to administer the issuance of Awards granted in accordance with the formula set forth in this Plan to such Participants as are eligible to receive Awards; (b) to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Securities Exchange Act of 1934, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934 ("Rule 16b-3"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        Consistent with the above requirements, the Committee may delegate (consistent with such of its duties, powers, and responsibilities) as it may determine (and in the event of any such delegation, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation).

        As used herein, "Committee" means one or more committees each comprised of not less than two members of the Board of Directors (the "Board") appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

3.     Effective Date

        The Plan shall be effective on the date it is approved by the stockholders.

4.     Shares Subject to the Plan

        (a)    Number of Shares.    Subject to the other terms of the Plan, no more than 300,000 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards.

        (b)    No Fractional Shares to be Delivered.    Shares delivered under the Plan may be authorized but unissued common stock, or previously issued common stock that the Company acquires and holds in its treasury. No fractional Shares shall be delivered under the Plan.

        (c)    Reversion to the Plan.    For the avoidance of doubt, if an outstanding Award (or portion thereof) for any reason expires or is terminated or canceled, or if shares of Common Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the shares of Common Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.

5.     Eligibility

        Directors eligible to receive Awards under the Plan ("Non-Employee Directors") shall be those directors who are not present or former employees of the Company or of any subsidiary or other affiliate of the Company.

6.     Terms and Conditions of Awards

        (a)    Individual Award Limits.    On the date of each annual meeting, each Non-Employee Director who is continuing in office and each newly elected Non-Employee Director shall be awarded an Award consisting of 5,000 Shares subject to forfeiture conditions and other restrictions as set forth in Section 6(b) (5,000 Shares being the maximum number of shares of Common Stock subject to Awards that may be granted to any Participant under the Plan in the aggregate in any calendar year). For purposes of this paragraph, each Non-Employee Director elected to office by the Board since the then last annual meeting shall be treated as a newly elected Non-Employee Director.

        (b)    Restrictions.    Each grant of Shares under an Award shall be subject to this Section 6(b) and such other terms and conditions as the Committee may determine. Except as otherwise provided in an Award, the Shares subject to the Award shall be fully vested of grant. Shares subject to an Award may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during any period designated by the Committee (the "Restricted Period"). Shares subject to an Award shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of such Shares shall be registered in the name of the Participant. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant, or if the Participant has died, to such beneficiary as the Participant has designated in writing in accordance with such procedures as the Committee may determine (or if there is no such designated beneficiary, to the Participant's estate).

        (c)    Certain Tax Matters.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes (including any FICA or similar taxes, if any) required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its affiliates may, to the extent permitted by law, deduct any such tax (including any FICA or similar tax, if any) obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax (including any FICA or similar taxes, if any) obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery.

        (d)    Documentation and Legal Conditions on Delivery of Stock.    Each Award shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of or delivery of Shares under the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

        (e)    Nontransferability.    No Award or any portion thereof may be transferred other than by will or the laws of descent and distribution and may be exercised, during the life of the Participant, only by the Participant, except that the Committee may permit certain transfers to the Participant's family members or to certain entities controlled by the Participant or his or her family members.

7.     Effect of Certain Transactions

           (a)  In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an affiliate, or other transaction or event, the Committee may, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make adjustments to the maximum number of shares that may be delivered and may also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, and any other provision of Awards affected by such change.

           (b)  The Committee may also make adjustments of the type described in Section 7(a) and 10(b)(i) above to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving Stock: or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A of the Code, where applicable.

           (c)  References in the Plan to shares of Common Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.     Effect, Termination, Amendment and Governing Law

        The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations. No such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to qualify or to continue to qualify under Rule 16b-3 or to comply with the listing rules of a stock exchange in which the stock is listed. Except as otherwise provided by the expense terms of an Award Agreement, the provisions of the Plan and of Awards under the Plan shall be granted by and interpreted in accordance with the laws of the State of Delaware.

[End of Document]

Exhibit B

COMFORT SYSTEMS USA, INC.

2008 Senior Management Annual Performance Plan

        1.    Purpose.    The purpose of the Comfort Systems USA, Inc. 2008 Senior Management Annual Performance Plan (the "Plan") is to promote the interests of Comfort Systems USA, Inc. (the "Company") and its stockholders by motivating senior executive officers of the Company to make significant contributions to the performance of the Company and rewarding outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

        2.    Term.    The Plan shall be effective as of the first day of the Company's 2008 fiscal year (the "Effective Date"), subject to stockholder approval of the Plan at the Company's 2008 Annual Meeting of Stockholders, and shall also be applicable for all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 9, subject to any future stockholder reapproval requirements of the Internal Revenue Code of 1986, as amended (including without limitation Section 162(m) thereof), and the rules and regulations (including any then current proposed and/or transitional rules or regulations) promulgated thereunder by the Internal Revenue Service (collectively the "Code").

        3.    Coverage.    For purposes of the Plan, a "Participant" for a fiscal year shall mean each executive officer of the Company selected for such fiscal year by the Compensation Committee of the Board of Directors or a subcommittee thereof, consisting solely of two or more "outside directors," as defined in Section 162(m) of the Code (the "Committee"). Each member of the Committee shall also be a "Non-Employee Director," as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

        4.    Performance Goals.    For each Participant for a fiscal year, the Committee shall designate, within the time period required by the Code, one or more performance goals (each, a "Performance Goal") to be applied in determining whether payments may be made under the award opportunity (the "Performance Award") granted to the Participant for such year. The Plan, Performance Goals, payout levels (as described in Section 5 below), and Performance Awards will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Performance Award for the performance-based compensation exception under Section 162(m) of the Code. The Committee will pre-establish each Performance Goal and other relevant terms in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or such earlier time as is required to qualify the Performance Award for the performance-based compensation exception under Section 162(m) of the Code). Attainment of the specified percentage of the Performance Goal so established shall be a condition to any payment under the Performance Award. The Performance Goal for each Participant shall be an objectively determinable measure of performance relating to any of or to any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Goal determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the Committee will determine whether the Performance Goal has been attained and such determination will be conclusive. If the Performance Goal is not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Goal has not been met.

        Whether and to what extent a pre-established Performance Goal is achieved shall be determined by reference to the Company's certified financial statements and supporting financial records maintained by the Company in the ordinary course in accordance with generally accepted accounting principles or on such other objective basis as the Committee determines at the time it specifies the Performance Goal. Without limiting the generality of the foregoing, the Committee may, to the extent consistent with the requirements for the performance-based compensation exception under Section 162(m) of the Code, provide at the time it specifies the Performance Goal that such objective bases for determining performance will be modified in an objectively determinable manner to reflect specified events occurring during the fiscal year (for example, but without limitation, acquisitions or dispositions, changes in accounting principles, extraordinary items of income and expense, or material non-recurring and non-budgeted items of income and expense).

        5.    Payout Levels.    Within the time period for establishing the terms of a Performance Award, as described in Section 4 above, the Committee shall establish for each Performance Award the maximum amount, expressed as a percentage of Compensation (but in no event greater than the maximum amount described in the last sentence of this Section 5), that will be payable to the Participant if the Performance Goal or Performance Goals applicable to the Performance Award are achieved at specified levels pre-established by the Committee. For purposes of the Plan "Compensation" means all base salary for the Participant for the year in question, which base salary shall (i) include all base salary amounts deferred by the Participant under the Comfort Systems USA, Inc. 401(k) Plan and/or any similar or successor plans for the fiscal year and (ii) exclude any bonus or other benefits, other than base salary, for the year in question. In no event shall the maximum amount paid to any one individual as a Performance Award under the Plan in respect of any given fiscal year exceed $1.5 million.

        6.    Administration and Interpretation.    The Plan shall be administered by the Committee, which shall have the sole authority to select Participants under the Plan, to set Performance Goals for Participants and to make rules and regulations for the administration of the Plan. In making any determinations under the Plan, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company and its affiliates as well as those of counsel, public accountants and other professional or expert persons. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive, and the Committee shall have the full power and authority in its sole discretion to reduce, or to refuse to make (but not to increase), any payment. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

        7.    Certification of Achievement of Performance Goals.    Provided that the Code so requires, the Committee shall, prior to any payment under the Plan, certify in writing the extent, if any, of achievement of Performance Goals for each Participant, and such determination will be final and conclusive. For purposes of this Section and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as a written certification.

        8.    Payment of Awards.    Payment, if any, under the Plan with respect to a fiscal year shall be made to the Participant if the Participant is employed by the Company at the end of such fiscal year and, subject to the certification requirement described in Section 7, may be made at any time or in installments from time to time between the first day and March 15th of the next fiscal year at the discretion of the Committee. Unless the Committee provides otherwise, immediately upon the cessation of the Participant's employment with the Company prior to the end of the fiscal year in question, any unpaid Performance Award under the Plan for such fiscal year will terminate and be forfeited.

        9.    Amendment or Termination.    The Committee may terminate or suspend at any time the Plan in whole or in part or from time to time amend the Plan in any respect, provided that no such amendments that require stockholder approval shall be effective without such stockholder approval having been obtained.

        10.    No Assignment.    The rights hereunder, including without limitation rights to receive any payment, shall not be sold, assigned, transferred, encumbered or hypothecated by a Participant (except by testamentary disposition or intestate succession). During the lifetime of any Participant any payment shall be payable only to such Participant.

        11.    The Company.    For purposes of the Plan, the "Company" shall include the successors and assigns of the Company, and the Plan shall be binding on any corporation or other person with which the Company is merged or consolidated, or which acquired substantially all of the assets of the Company, or which otherwise succeeds to its business.

        12.    No Right to Participate.    Nothing in the Plan shall be deemed to create any obligation on the part of the Committee to select any executive officer of the Company as a Participant, nor confer upon any Participant in the Plan the right to remain a Participant in the Plan for any subsequent fiscal year.

        13.    Governing Law.    The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

[End of Document]

COMFORT SYSTEMS USA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of Comfort Systems USA, Inc.

The undersigned hereby appoints William F. Murdy and Trent T. McKenna, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 16, 2008, or at any adjournment or postponement thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR ALL NOMINEES” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. ANY EXECUTED PROXY WHICH DOES NOT DESIGNATE A VOTE SHALL BE DEEMED TO GRANT AUTHORITY FOR ANY ITEM NOT DESIGNATED.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

COMFORT SYSTEMS USA, INC.

May 16, 2008

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the
envelope provided as soon as possible.

- OR -

TELEPHONE – Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500	COMPANY NUMBER
from foreign countries and follow the instructions. Have
your proxy card available when you call.
ACCOUNT NUMBER
- OR -

INTERNET – Access “www.voteproxy.com” and follow
the on-screen instructions. Have your proxy card available
when you access the web page.

IN PERSON – You may vote your shares in person by
attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20830303000000000000	2	051608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR PROPOSAL 1, A VOTE “FOR” PROPOSAL 2,
A VOTE “FOR” PROPOSAL 3 AND A VOTE “FOR” PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF EIGHT DIRECTORS FOR TERMS EXPIRING AT THE					FOR	AGAINST	ABSTAIN
	2009 ANNUAL MEETING;			2.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG	☐	☐	☐
		NOMINEES:			LLP AS INDEPENDENT REGISTERED PUBLIC
☐	FOR ALL NOMINEES	☐	William F. Murdy		ACCOUNTING FIRM FOR 2008;
		☐	Darcy G. Anderson
☐	WITHHOLD AUTHORITY	☐	Herman E. Bulls	3.	TO APPROVE THE AMENDED AND RESTATED 2006	☐	☐	☐
	FOR ALL NOMINEES	☐	Alfred J. Giardinelli, Jr.		EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE
		☐	Alan P. Krusi		DIRECTORS; AND
☐	FOR ALL EXCEPT	☐	Franklin Myers
	(See instructions below)	☐	James H. Schultz	4.	TO APPROVE THE 2008 SENIOR MANAGEMENT	☐	☐	☐
		☐	Robert D. Wagner, Jr.		ANNUAL PERFORMANCE PLAN

You hereby revoke all previous proxies given.  You may revoke this proxy at any time prior to a vote thereon.  Receipt of the accompanying Proxy Statement, and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K, for the fiscal year ended December 31, 2007 is hereby acknowledged.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s),
“FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ☒
PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder			Date		Signature of Stockholder		Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

COMFORT SYSTEMS USA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of Comfort Systems USA, Inc.

The undersigned hereby appoints William F. Murdy and Trent T. McKenna, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 16, 2008, or at any adjournment or postponement thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR ALL NOMINEES” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. ANY EXECUTED PROXY WHICH DOES NOT DESIGNATE A VOTE SHALL BE DEEMED TO GRANT AUTHORITY FOR ANY ITEM NOT DESIGNATED.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

COMFORT SYSTEMS USA, INC.

May 16, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

     20830303000000000000  2                                                                                          051608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR PROPOSAL 1, A VOTE “FOR” PROPOSAL 2, A VOTE “FOR” PROPOSAL 3 AND A VOTE “FOR” PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒
1. ELECTION OF EIGHT DIRECTORS FOR TERMS EXPIRING AT THE 2009 ANNUAL MEETING:

2.  RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008;

3.  TO APPROVE THE AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS; AND

4.  TO APPROVE THE 2008 SENIOR MANAGEMENT ANNUAL PERFORMANCE PLAN.

					FOR	AGAINST	ABSTAIN
					☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ☐ William F. Murdy ☐ Darcy G. Anderson ☐ Herman E. Bulls ☐ Alfred J. Giardinelli, Jr. ☐ Alan P. Krusi ☐ Franklin Myers ☐ James H. Schultz ☐ Robert D. Wagner, Jr.			☐ ☐	☐ ☐	☐ ☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

You hereby revoke all previous proxies given.  You may revoke this proxy at any time prior to a vote thereon.  Receipt of the accompanying Proxy Statement, and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report of Form 10-K, for the fiscal year ended December 31, 2007 is hereby acknowledged.

PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date		Signature of Stockholder	Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

TABLE OF CONTENTS
  Proposal 3: Approval of the Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors
PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
PROPOSAL NUMBER 2 RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
PROPOSAL NUMBER 3 APPROVAL OF AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
PROPOSAL NUMBER 4 APPROVAL OF 2008 SENIOR MANAGEMENT ANNUAL PERFORMANCE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF STOCKHOLDER MATERIALS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER BUSINESS
FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
  Exhibit A
COMFORT SYSTEMS USA, INC. AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
  Exhibit B
COMFORT SYSTEMS USA, INC. 2008 Senior Management Annual Performance Plan